ENGAGEMENT AGREEMENT
                              --------------------

     THIS AGREEMENT, is made as of the 27th day of May 1999, among PENN LAUREL FINANCIAL CORP. ("CORPORATION"), a Pennsylvania business corporation having its principal place of business at 434 State Street, Curwensville, Pennsylvania 16833; PENN LAUREL BANK & TRUST COMPANY ("BANK"), a state chartered bank and trust company having its principal place of business at 11 North Second Street, Clearfield, Pennsylvania 16830, and WILLIAM L. BERTRAM ("BERTRAM"), an individual residing at 221 Charles Road, Clearfield, Pennsylvania 16830, sometimes referred to collectively as the "Parties."

     WHEREAS, CORPORATION is a registered bank holding company; and

     WHEREAS, Clearfield Bank & Trust Company and CSB Bank have entered into an Agreement of Merger and Plan of Reorganization dated December 31, 1998, (the "Reorganization Agreement"), and

     WHEREAS, pursuant to the Reorganization Agreement, BANK will be a wholly-owned banking subsidiary of CORPORATION on the effective date as set forth in Section 11.2 of the Reorganization Agreement; and

     WHEREAS, the CORPORATION and the BANK desire that BERTRAM serve as Chairman of the Board of Directors of each of the CORPORATION and BANK under the terms and conditions set forth herein; and

     WHEREAS, BERTRAM agrees to serve the CORPORATION and BANK in the aforesaid capacity under the terms and conditions set forth in this Engagement Agreement (the "Agreement");

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

                               TERMS OF AGREEMENT
                               ------------------

     1. The CORPORATION and BANK hereby request that BERTRAM serve and BERTRAM hereby agrees to serve as Chairman of the Board of Directors of the CORPORATION and BANK for a term of two (2) years beginning on the Effective Date as set forth in Section 11.2 of the Reorganization Agreement and ending two (2) years later (the "TERM"), subject, however, to prior termination of this Agreement as set forth below.

                                    SERVICES
                                    --------

     2. BERTRAM shall perform and discharge well and faithfully such duties as Chairman of the Board of Directors of the CORPORATION and BANK as may be assigned to him from time to time by the Board of Directors of the CORPORATION and BANK.

                                  COMPENSATION
                                  ------------

     3. For all the services rendered by BERTRAM hereunder, the CORPORATION or BANK shall pay BERTRAM an annual compensation of TWENTY THOUSAND FIVE HUNDRED ($20,500.00) DOLLARS, at a rate of ONE THOUSAND SEVEN HUNDRED EIGHT and 33/100 ($1,708.33) DOLLARS per month.

                                 OTHER BENEFITS
                                 --------------

     4. BERTRAM shall be entitled to benefits of medical and hospitalization insurance and life insurance made available to other Directors of the CORPORATION or BANK. In addition, the CORPORATION or BANK shall provide, or shall reimburse BERTRAM for, the actual cost to maintain a membership for BERTRAM, at the Clearfield-Curwensville Country Club or at another country club mutually acceptable to BERTRAM, CORPORATION and BANK, and CORPORATION or BANK shall either pay for, or shall reimburse BERTRAM for, the expenses in order for BERTRAM to attend the ABA and PBA Conventions.

                         ENGAGEMENT IN OTHER EMPLOYMENT
                         ------------------------------

     5. BERTRAM shall not engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the CORPORATION or BANK or any subsidiary thereof, or any parent corporation or affiliate thereof, nor may BERTRAM serve as a director or officer or in any other capacity in a company which competes with the CORPORATION or BANK for a period of three (3) years beginning on the Effective Date as set forth in Section 11.2 of the Reorganization Agreement and ending three (3) years later. In consideration for this agreement by BERTRAM not to compete as hereinafter set forth, CORPORATION and BANK agree to pay to BERTRAM the sum of THIRTY-THREE THOUSAND FIVE HUNDRED ($33.500.00) DOLLARS, per year, to be paid at the rate or TWO THOUSAND SEVEN HUNDRED NINETY-ONE and 67/100 ($2,791.67) DOLLARS per month.

                            COVENANT NOT TO COMPETE
                            -----------------------

     6. BERTRAM hereby acknowledges and recognizes the highly competitive nature of the business of the CORPORATION and BANK and accordingly agrees that, during and for the applicable period set forth in Section 6(c) hereof, BERTRAM shall not:

          (a)(i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which CORPORATION or BANK or any of their subsidiaries are engaged during the term of this Agreement, in any county in which, at any time during the term of this Agreement, a branch, office or other facility of CORPORATION or BANK or any of their subsidiaries is located, or in any county contiguous to such a county, including contiguous counties located outside of the Commonwealth of Pennsylvania (the "Non-Competition Area"); or

          (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which CORPORATION or BANK or any of their subsidiaries are engaged during the period of this agreement in the Non-Competition Area; or

          (iii) solicit current and former customers of CORPORATION, BANK or any Corporation subsidiary in the Non-Competition Area; or

          (iv) solicit current or former employees of CORPORATION, BANK or any Corporation subsidiary.

          (b) It is expressly understood and agreed that, although BERTRAM and CORPORATION and BANK consider the restrictions contained in Section 6(a) hereof reasonable for the purpose of preserving for the CORPORATION and BANK and their subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 6(a) hereof is an unreasonable or otherwise unenforceable restriction against BERTRAM, the provisions of
          Section 6(a) hereof shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

          (c) The provisions of this Section 6 shall be applicable for a three
          (3) year period commencing on the Effective Date as set forth in
          Section 11.2 of the Reorganization Agreement.

                              LIABILITY INSURANCE
                              -------------------

     7. The CORPORATION or BANK shall use its best efforts to obtain insurance coverage for BERTRAM under an insurance policy covering officers and directors of the CORPORATION or BANK against lawsuits, arbitrations or other legal or regulatory proceedings; however, nothing herein shall be construed to require the CORPORATION or BANK to obtain such insurance, if the Board of Directors of the CORPORATION or BANK determine that such coverage cannot be obtained at a reasonable price.

                                  TERMINATION
                                  -----------

     8.   (a) BERTRAM'S services hereunder shall terminate upon his death.

               (b) If BERTRAM becomes disabled because of sickness, physical or mental disability, or any other reason, the Board of Directors of the CORPORATION or BANK shall have the option to terminate this Agreement by giving written notice of termination to BERTRAM.

          If the services of BERTRAM are terminated under Section 8(b) of this Agreement, BERTRAM, having been elected as a member of the Board of Directors, shall have the option of serving the balance of his term and compensated as a member of such Board upon the expiration of the payments required by this Agreement.

               (c) The board of Directors of the CORPORATION or BANK may terminate BERTRAM'S service hereunder for "Cause." As used in this Agreement, "Cause" to terminate BERTRAM'S service hereunder shall require:

          (1) the willful failure by BERTRAM to substantially perform his duties hereunder after notice from the Board of Directors of the CORPORATION or BANK and a failure to cure such violation within thirty (30) days of said notice;

          (2) the willful engaging by BERTRAM in misconduct injurious to the CORPORATION or BANK;

          (3) the willful violation by BERTRAM of any provisions of this Agreement, after notice from the Board of Directors of the CORPORATION or BANK and a failure to cure such violation within thirty (30) days of said notice, or if said violation cannot be cured within thirty
          (30) days, within a reasonable time thereafter as long as BERTRAM is diligently attempting to cure the violation;

          (4) the dishonesty or gross negligence of BERTRAM in the performance of his duties;

          (5) the breach of BERTRAM'S fiduciary duty involving personal profit;

          (6) the violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank or insurance regulatory authority any of which materially jeopardizes the business of the CORPORATION or BANK; or

          (7) conduct on the part of BERTRAM which brings public discredit to the CORPORATION or BANK.

                           PAYMENTS UPON TERMINATION
                           -------------------------

     9. In the event that this Agreement is terminated, other than for Cause as defined in Section 8(c), BERTRAM shall be entitled to receive the compensation pursuant to Section 3 and Section 5 for the remainder of the term of this agreement as set forth in Section 1 and Section 6. In the event BERTRAM is terminated for Cause, as defined in Section 8(c), the CORPORATION shall pay BERTRAM his compensation pursuant to Section 3 and Section 5 for the remainder of the term of this Agreement as set forth in Section 1 and Section 6.

     In the event of BERTRAM'S death, any moneys that may be due him from the CORPORATION or BANK under this Agreement shall be paid to the person designated by him in writing for this purpose, or in the absence of any such designation, to his estate.

                         DAMAGES FOR BREACH OF CONTRACT
                         ------------------------------

     10. In the event of breach of this Agreement by either the CORPORATION or BANK or BERTRAM resulting in damages to another party to this Agreement, that party may recover from the party breaching the Agreement only those damages as set forth herein. In no event shall any party be entitled to the recovery of attorney's fees or costs.

                                     NOTICE
                                     ------

     11. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when hand-delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to BERTRAM:                  William L. Bertram
                                     221 Charles Road
                                     Clearfield, PA 16830

     If to the CORPORATION:          Penn Laurel Financial Corporation
                                     Attn: Larry W. Brubaker, President
                                     P.O. Box 29
                                     Curwensville, PA 16833

     If to the BANK:                 Penn Laurel Bank & Trust Company
                                     Attn: Larry W. Brubaker, President
                                     11 North Second Street
                                     Clearfield, PA 16830

     or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                                   SUCCESSORS
                                   ----------

     12. This Agreement shall inure to the benefit of and be binding upon BERTRAM, his personal representatives, heirs or assigns, and to the CORPORATION or BANK and any successors or assigns of the CORPORATION or BANK.

                                  SEVERABILITY
                                  ------------

     13. If any provisions of this Agreement is declared unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

                                   AMENDMENT
                                   ---------

     14. This Agreement may be amended or canceled only by mutual agreement of the parties in writing.

                                 LAW GOVERNING
                                 -------------

     15. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                                ENTIRE AGREEMENT
                                ----------------

     16. This Agreement supersedes any and all agreements, either oral or in writing, between the parties to this Agreement with respect to its subject matter, and no other agreement, statement or promise relating to the subject matter of this Agreement that is not contained in it shall be valid or binding.

     This Agreement shall supersede and replace the Agreement dated November 25, 1997, between Clearfield Bank & Trust Company and BERTRAM.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and, in the case of the CORPORATION and BANK, by its authorized representatives, the day and year first above written.

ATTEST:                                     PENN LAUREL FINANCIAL CORP.


/s/ Janice E. Kephart                       By: /s/ Larry W. Brubaker
---------------------                       -------------------------
                                                Larry W. Brubaker, President
                                                "CORPORATION"

                                            PENN LAUREL BANK & TRUST COMPANY


/s/ Janice E. Kephart                       By: /s/ Larry W. Brubaker
---------------------                       -------------------------
                                                Larry W. Brubaker, President
                                                "BANK"



WITNESS:


/s/ Sherwood C. Moody                       /s/ William L. Bertram
---------------------                       ----------------------
                                                William L. Bertram
                                                "BERTRAM"